UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2013

Commission File Number: 000-23575

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	77-0446957
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2013 Annual Meeting of Shareholders (Meeting) on May 23, 2013.  There were issued and outstanding and entitled to vote at the Annual Meeting 6,033,347 shares of common stock.  Present at the meeting, in person or by proxy, were 5,225,702 shares of common stock of the Company.  The matters set forth below were voted upon:

Proposal No. 1 – Election of Directors

The election of nine nominees for the Board of Directors who will serve for a one-year term was voted on by the shareholders.  The Inspector of Elections certified the following vote tabulations for the nominees, all of whom were elected:

	Votes For	Votes Withheld	Non Votes

Robert H. Bartlein	3,703,214	103,280	1,419,208
Jean W. Blois	3,708,308	98,186	1,419,208
John D. Illgen	3,710,164	96,330	1,419,208
Shereef Moharram	3,743,484	63,010	1,419,208
Eric Onnen	3,747,984	58,510	1,419,208
William R. Peeples	3,567,727	238,767	1,419,208
Martin E. Plourd	3,747,794	58,700	1,419,208
James R. Sims, Jr.	3,740,494	66,000	1,419,208
Kirk B. Stovesand	3,742,270	64,224	1,419,208

Proposal No. 2 - A Non-Binding Advisory Vote on Compensation of the Named Executive Officers

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain	Non Votes
3,614,040	165,387	27,067	1,419,208

Proposal No. 3 – A Non-Binding Advisory on the Frequency of Shareholder Advisory Vote on Executive Compensation for the Named Executive Officers – whether to occur every 1, 2 or 3 years

The Inspector of Elections certified the following vote tabulations for the proposal regarding the frequency of the executive compensation vote:

	Votes For	Votes Against	Votes Abstain	Non Votes
1 Year	1,501,965
2 Years	146,662
3 Years	2,074,570
			83,297	1,419,208

Proposal No. 4 - Ratification of the Company’s Independent Auditors

The Inspector of Elections certified the following vote tabulations for the proposal which passed with more than the required number of “for” votes:

Votes For	Votes Against	Votes Abstain
5,171,715	14,044	39,943

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2013

COMMUNITY WEST BANCSHARES

By:	/s/Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer